Exhibit (10)(iii)(A)(21)

Notice of Grant of	Cincinnati Bell Inc.
Stock Appreciation	I.D. No.: 31-1056105
Right Agreement	221 East Fourth Street
Cincinnati, Ohio 45202

[Name of Employee]	Number of SAR Units:
[Company’s Name]	Grant Date:
[Address of Employee]	Grant Price: $
[Address of Employee]	Plan: Cincinnati Bell Inc. 2007 Long Term
Employee’s Soc. Sec. No.:	Incentive Plan

Cincinnati Bell Inc. (“CBI”) hereby grants to the Employee named above (“you”), on the date identified above as the Grant Date (the “Grant Date”) and under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan (the “Plan”) and this agreement, a Stock Appreciation Right (the or this “SAR”) for the number of SAR Units that is identified above.

A SAR Unit shall be deemed, for all purposes hereof, to have a value that is, as of any date on which the SAR is exercised as to such SAR Unit, equal to the difference between: (i) the fair market value of a common share, par value $0.01, of CBI (a “Share”) on such exercise date and (ii) the Grant Price that is identified above, which Grant Price has been determined by CBI to be the fair market value of a Share on the Grant Date.

Except as is otherwise provided under this SAR’s other terms, the SAR granted under this SAR may be exercised by you:

1.	at any time on or after but not before the first annual anniversary of the Grant Date, for any whole number of SAR Units that is up to but not in excess of 28% of the total number of SAR Units granted to you under the SAR; and

2.	at any time on or after but not before the last day of each of the next 24 calendar months beginning after the month in which the first annual anniversary of the Grant Date falls, for any additional whole number of SAR Units that is up to but not in excess of 3% of the total number of SAR Units granted to you under the SAR.

This SAR is subject to the terms of the first page hereof (the “Notice Page”), the seven pages setting forth this SAR’s standard terms that immediately follow the Notice Page (the “Standard Terms Pages”), and the Plan.

By your signature and CBI’s signature below, you and CBI agree that this SAR is granted under and governed by the terms and conditions of the Notice Page, the Standard Terms Pages, and the Plan, all of which are deemed incorporated as part of this SAR.

Cincinnati Bell Inc.
[Your Signature]
By
Date
Date

CINCINNATI BELL INC. 2007 LONG TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

STANDARD TERMS

This page and the following six pages (the “Standard Terms Pages”) provide certain terms that apply to a Stock Appreciation Right (the “SAR”) that has been granted by Cincinnati Bell Inc. (“CBI”) to an employee (“you”) under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan (the “Plan”). The SAR to which these Standard Terms Pages apply is the SAR identified on a page (the “Notice Page”) to which these Standard Terms Pages are attached.

The SAR is subject to all of the terms of the Notice Page, these Standard Terms Pages, and the Plan, and all should be considered terms of the SAR and read in conjunction with each other. Also, all actions to be taken by CBI under the terms of the Notice Page and these Standard Terms Pages shall be taken by the Committee (as defined in the Plan) or such person or persons who are delegated to perform such actions by such Committee pursuant to the terms of the Plan.

1.	Purpose of SAR. The SAR is an award that gives you the right, but only on certain dates and subject to certain conditions, to exercise the SAR for a certain number of SAR Units. To the extent that you exercise the SAR with respect to any number of SAR Units, you will receive a distribution as of such exercise date (in such form as is provided in later provisions of these Standard Terms Pages) equal to the value of such SAR Units (as is determined as of such exercise date and in accordance with the terms of the Notice Page).

a.	SAR Unit. For purposes of the SAR, a “SAR Unit” refers to a bookkeeping item by which the amount of any payment to be made upon an exercise of the SAR is determined based on the appreciation over a certain period of time in the fair market value of a common share, par value $0.01, of CBI (a “Share”) but does not represent an interest in an actual Share or any other property.

b.	Fair Market Value. For purposes of the SAR, the “fair market value” of a Share as of any date is and shall be determined by CBI in accordance with the terms of the Plan.

2.	Expiration of Right To Exercise SAR. You may exercise the SAR only at such times and to such extents as are provided under the Notice Page, except to the extent otherwise provided under the following provisions of this section 2. The following provisions of this section 2 shall apply notwithstanding any provisions of the Notice Page which might be read to the contrary.

a.	Final Expiration Date. In no event may any part of the SAR be exercised after, and the right to exercise the SAR shall expire no later than at, the end of the day immediately preceding the tenth annual anniversary of the date on which the SAR is granted.

b.	Death or Disability.

i.	Upon termination of your employment with the Company as a result of your death or disability, the SAR shall become immediately and fully exercisable (even if it would not then be exercisable under the other terms of the SAR) and may be exercised up to but not after the earlier of (A) the day immediately preceding the first annual anniversary of the date of your termination or (B) the day immediately preceding the tenth annual anniversary of the date on which the SAR is granted.

ii.	For purposes of the SAR, you will be deemed to have incurred a “disability” if, and only if, you have a physical or mental condition that CBI determines (A) makes you unable to perform all of the duties of your then current position with the Company and (B) is reasonably expected to result in your death or to last for a continuous period of at least twelve months. In order to make such a determination of your disability, CBI may in its discretion require that your condition of disability be certified to by a physician chosen or approved by CBI or that you present evidence that you have been determined by the U.S. Social Security Administration to be disabled.

c.	Retirement.

i.	If your employment with the Company is terminated because of your retirement, then the SAR’s exercisability on and after your retirement shall be determined under the terms of the SAR in the same manner as if you had not retired and instead remained an employee of the Company (until your subsequent death).

ii.	For purposes hereof, your employment with the Company will be deemed to have terminated because of your “retirement” if, and only if, your termination of employment with the Company occurs both (A) after you either have both attained at least age 55 and completed at least 10 years of employment with the Company or become eligible for retiree medical coverage under a Company health care plan and (B) other than for cause.

d.	Termination for Cause.

i.	If your employment with the Company is terminated for cause, the SAR shall thereupon be canceled and forfeited in its entirety (including as to any portion of the SAR that is exercisable immediately before your termination of employment with the Company) and the SAR may not be exercised thereafter in any respect.

ii.	For purposes hereof, your employment with the Company will be deemed to have terminated for “cause” if, and only if, your termination of employment with the Company occurs by reason of or as a result of your participation in conduct consisting of fraud, felony, willful misconduct, or commission of any act that causes or may reasonably be expected to cause substantial damage to the Company.

e.	Involuntary Termination Without Cause.

i.

If your employment with the Company is involuntarily terminated without cause, the SAR shall be deemed to be immediately and fully exercisable as to, and only as to, a number of SAR Units that is equal to the greater of (A) the number of SAR Units as to which the SAR can be exercised on the date on which your employment with the Company is involuntarily terminated as determined without regard to this paragraph or (B) the product produced by multiplying the total number of SAR Units that are subject to the SAR by your involuntary termination fraction, and such exercisable portion of the SAR may be exercised up to but not after the earlier of (x) the 90th day after the date your employment with the Company terminates or (y) the day immediately preceding the tenth annual anniversary of the date on which the SAR is granted. Any remaining portion of the SAR (the portion that is not exercisable on the date your employment with the Company is involuntarily terminated without cause) shall thereupon be canceled and forfeited and may not be exercised thereafter in any respect.

ii.	For purposes hereof, your employment with the Company will be deemed to have been “involuntarily terminated without cause” if, and only if, your employment with the Company terminates because the Company unilaterally (other than due to your implicit or explicit request and where you were willing and able to continue performing services for the Company) terminates your employment and service with the Company for any reason other than for cause.

iii.	Also for purposes hereof, in the event your employment with the Company is involuntarily terminated without cause, your “involuntary termination fraction” is a fraction having a numerator equal to the number of months included in the period from the first day of the month in which the SAR is granted to the last day of the month in which your employment with the Company is involuntarily terminated and a denominator equal to the number of months included in the period from the first day of the month in which the SAR is granted to the last day of the month in which the SAR would first have been fully exercisable had your employment with the Company continued beyond the date on which the SAR would first have been fully exercisable while you were still employed by the Company.

f.

Other Termination. If your employment with the Company is terminated for any reason other than your death, disability, retirement, cause, or involuntary termination without cause, (A) any portion of the SAR that is not exercisable (determined under the terms of the SAR) on the date your employment with the Company terminates shall thereupon be canceled and forfeited and may not be exercised thereafter in any respect and (B) any portion of the SAR that is exercisable (determined under the terms of the SAR) on the date your employment with the Company terminates may be exercised up to but not after the earlier of (x) the 90th day after the date your employment with the Company terminates or (y) the day immediately preceding the tenth annual anniversary of the date on which the SAR is granted.

g.	Special Rules Concerning Termination of Employment. Your transfer from any Company organization to another Company organization shall not be considered a termination of employment with the Company. Nor shall it be considered a termination of employment with the Company if you are placed on a military or sick leave or other leave of absence which is considered by the Company as continuing intact your employment relationship; in such a case, your employment relationship shall be continued until the later of the date when the leave equals 90 days or the date when your right to reemployment shall no longer be guaranteed either by law or by contract.

3.	Exercise of SAR. The SAR may be exercised as of any date only by a written notice or a facsimile to CBI, signed by you or such other person who is entitled to exercise the SAR and received during normal business hours on such date or any earlier date by CBI. The written notice or facsimile shall state the number of SAR Units with respect to which the SAR is being exercised. If the SAR is exercised by anyone other than you, the written notice or facsimile shall be accompanied by proof of the right of such person to exercise the SAR. You (or any other person who is exercising the SAR) may not exercise the SAR as to any fractional SAR Unit.

4.	Payment in Shares or Cash. Notwithstanding any other provision of the SAR to the contrary, the value of all SAR Units required to be distributed under the SAR as of any date (on which the SAR has been exercised with respect to such SAR Units) shall be distributed in Shares if, and only if, there are then a sufficient number of Shares available to be issued under the Plan to make such entire distribution in Shares. In such situation, the number of Shares to be distributed on such date shall be equal to the number of Shares that have a fair market value (determined as of such distribution date and in accordance with the Plan’s terms for determining fair market value) equal to the value of the SAR Units required to be distributed on such date under the SAR. In any other case, when there are not then a sufficient number of Shares available to be issued under the Plan to make such entire distribution in Shares, the value of all such SAR Units shall be distributed in cash (in an amount equal to such value).

5.	Distribution of Shares and Stock Certificates; Payment in Cash.

a.	Distribution of Shares and Share Certificates. For all purposes of the SAR, CBI shall be deemed to have distributed Shares to you (or to any other person entitled to the Shares) pursuant to the SAR as of any date by transferring the ownership of such Shares on CBI’s records to you (or, if applicable, such other person) on such date. Such transfer shall make you (or, if applicable, such other person) the legal owner of such Shares. Further, on or as soon as possible after any date on which CBI transfers the ownership of any Shares on CBI’s records to you (or, if applicable, such other person) pursuant to the SAR, one or more stock certificates which evidence such Shares shall be issued by CBI to you (or, if applicable, to such other person).

b.	Payment in Cash. For all purposes of the SAR, CBI shall be deemed to have distributed cash to you (or to any other person entitled to the cash) pursuant to the SAR as of any date by delivering a cash payment in any commercially acceptable form or depositing such amount into an account specifically identified by you (or, if applicable, such other person). To the extent CBI delivers cash to you (or, if applicable, such other person) in payment of the value of any SAR Units under the SAR, you (or, if applicable, such other person) shall have no right to receive Shares in payment of such value.

6.	Withholding Requirements. The Company shall satisfy all federal, state, and local tax withholding requirements related to CBI’s distribution of any Shares or cash pursuant to the SAR. The Company shall satisfy such tax withholding requirements by, without any advance notice having to be given to you (or to any other person entitled to the distribution), either:

a.	withholding an amount sufficient to meet such requirements from any amounts payable to or with respect to you by the Company other than by reason of the SAR;

b.	retaining Shares having a fair market value, or cash, sufficient to meet such requirements from the Shares or cash that CBI would otherwise distribute pursuant to the SAR; or

c.	combining the methods described in clauses a and b above.

The Company may choose the method by which such tax withholding requirements shall be satisfied, in its sole discretion.

7.	Effect of Employment Agreement. Notwithstanding any of the other provisions of the SAR, if the provisions of a written employment agreement between the Company and you would give you the right to exercise the SAR with respect to any SAR Units on a date that occurs on or before the date on which the SAR could otherwise be exercised with respect to such SAR Units, or would require that you be deemed to be employed by the Company until a date later than the actual date on which your employment with the Company terminates for purposes of determining the extent to which and the date on which you can exercise the SAR, then such employment agreement provisions shall control (and shall be deemed an amendment to the SAR and incorporated herein by reference).

8.	Regulatory Compliance and Investment Representation. Notwithstanding any other provision of the SAR, Shares or cash may be distributed by CBI under the SAR at any time only upon full compliance with all then-applicable requirements of law and, in the case of the distribution of Shares, the requirements of the exchange upon which Shares may then be traded. In addition, by signing the SAR, you represent and agree that, if you are distributed any Shares at a time when there is not in effect under the Securities Act of 1933 a registration statement pertaining to the Shares and there is not available for delivery a prospectus meeting the requirements of Section 10(A)(3) of such Act, then:

a.	you will accept and receive such Shares for the purpose of investment and not with a view to their resale or distribution;

b.	upon such receipt, you will furnish to CBI an investment letter in form and substance satisfactory to CBI;

c.	prior to selling or offering for sale any such Shares, you will furnish CBI with an opinion of counsel satisfactory to CBI to the effect that such sale may lawfully be made and will furnish CBI with such certificates as to factual matters as CBI may reasonably request; and

d.	certificates representing such Shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

9.	Company. For all purposes of these Standard Terms Pages, the term “Company” shall have the meaning ascribed to it by the terms of the Plan (and generally will include CBI and all of CBI’s subsidiary organizations).

10.	Notices. Any notice to CBI relating to the SAR must be in writing and delivered in person or by registered mail to CBI at the following address: Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, Attention: Director of Compensation and Benefits, or at such other address as CBI has designated by notice. Any notice to you or any other person succeeding to your rights under the SAR must be delivered to you or such other person at your address on record with CBI or such other address as is specified in a notice filed with CBI.

11.	Successors. All rights under the SAR are personal to you and are not transferable by you otherwise than by will or the laws of descent and distribution, and during your lifetime the SAR may be exercised only by you or your guardian or legal representative. However, in the event of your death, your rights under the SAR are transferable to your legal representatives, heirs, or legatees. The SAR shall inure to the benefit of and be binding upon CBI and its successors and assigns and you and your legal representatives, heirs, and legatees.

12.	Plan. The SAR is issued under the Plan, the Cincinnati Bell Inc. 2007 Long Term Incentive Plan. Except as is otherwise specifically provided herein, the SAR is subject to all of the terms of the Plan and the provisions of the Plan shall control if there is any conflict between the Plan and the Notice Page and the Standard Terms Pages and with respect to any matters that are not addressed in the Notice Page and the Standard Terms Pages. The Plan is incorporated by reference and made a part of the SAR. In particular but not by way of limiting the effect of the preceding sentence, the following terms of the Plan all apply to the SAR and should be reviewed carefully by you:

a.	the terms of the Plan that concern the effect on the SAR of a Change in Control of CBI;

b.	the terms of the Plan that concern adjustments to be made in SAR in certain circumstances that involve a CBI stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders of CBI other than cash dividends; and

c.	the right of a committee of CBI to administer the SAR, interpret all terms of the SAR, and decide all disputes arising under the SAR.